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                                                                 Exhibit 10.20.5
                                FORM OF PUT NOTE



                                                                  New York, N.Y.
                                                                          [Date]

                 FOR VALUE RECEIVED, the undersigned, Federated Noteholding Corporation, a Delaware corporation ("Maker"), promises to pay to the order of The Prudential Insurance Company of America, a New Jersey mutual insurance corporation (together with any subsequent permitted holder of this Note, "Holder"), at its offices located at 751 Broad Street, Newark, N.J. 07102, or at such other address as Holder may from time to time designate in writing, the "Put Price" (as defined in the Intercreditor Agreement dated December 31, 1993 among Maker, Holder and Federated Department Stores, Inc. (the "Intercreditor Agreement")), together with interest thereon from the date hereof on the unpaid principal balance at the rate and as herein provided. Unless otherwise specified by Holder in writing, all payments on this Note will be made in lawful money of the United States of America and in immediately available funds, by wire transfer of funds to Morgan Guaranty, New York, N.Y., Account No. 050-54-493, ABA # 021-000-238, for credit to "Prudential Insurance -- Mortgage Loan Account."

                 The principal amount of this Note and all accrued and unpaid interest thereon will become due and be paid at 12:00 noon, Eastern Standard Time, on the Put Settlement Date (as defined in the Intercreditor Agreement), except that the maturity date may be extended as set forth in Section 2.6.1.(b) of the Intercreditor Agreement as to (and only as to) the portion of the Put Price constituting the excess of the Put Price above the Put Note Liquidated Amount (as defined in the Intercreditor Agreement) and the Put Note Liquidated Amount shall in any event be due and payable on the Put Settlement Date (such maturity date, as so extended if applicable, the "Maturity Date").

                 All capitalized terms used in this Note and not otherwise defined have the meanings given in the Purchase Agreement dated December 31, 1993 (the "Purchase Agreement") among Maker, Holder and Federated Department Stores, Inc., a Delaware corporation and the parent company of Maker ("Parent").

                 The principal amount from time to time outstanding hereunder will bear interest at a rate per annum (the "Interest Rate") (i) from January 1, 1994 through December 31, 1994, equal to the LIBOR Rate (as hereafter defined) plus 1.75% and (ii) from January 1, 1995 through the Maturity Date, equal to the LIBOR Rate plus 2.00%. Interest on the unpaid balance of the Note will be computed on the actual number of days elapsed, and a year of 360 days.




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                 For purposes of this Note, (i) "LIBOR Rate" means, with
respect to any Interest Period (as hereafter defined), the rate for deposits in U.S. dollars for a period equal to such Interest Period that appears on the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) at 11:00 a.m. (London time) two business days (i.e., days on which business in the London interbank market is conducted) before the first day of such Interest Period, and (ii) "Interest Period" means a period of three months, with the first such Interest Period commencing on the date of this Note and each succeeding Interest Period commencing on the last day of the preceding Interest Period; it being understood that whenever the last day of any Interest Period would otherwise occur on a day other than a business day, the last day of such Interest Period will be extended to occur on the next succeeding business day, PROVIDED, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period will occur on the next preceding business day, and whenever the first day of any Interest Period occurs on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period will end on the last business day of such calendar month.

                 Interest on the outstanding principal amount of this Note will be payable quarterly in arrears on the last day of each Interest Period and on the Maturity Date.

                 Holder will have such rights to enforce all or any of the obligations of the Maker or Parent under this Note and the other Transaction Documents as are given hereunder or thereunder or by law.

                 All payments of amounts due hereunder will be applied as follows:

                 (1) FIRST, to payment of reimbursement of all costs and expenses of Holder to be paid or reimbursed by Maker and not theretofore paid or reimbursed;

                 (2) SECOND, to the payment of all interest theretofore accrued and unpaid hereunder;

                 (3) THIRD, to the payment in full of the entire principal amount outstanding hereunder; and

                 (4) FOURTH, to the payment of all other amounts due to Holder under any Transaction Document.





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                 If Maker fails to make any payment of principal, accrued and unpaid interest or any other amount due hereunder or under any Transaction Document on any due date therefor, whether at stated maturity, by required prepayment, by acceleration, or otherwise, the unpaid amount (including, to the extent enforceable at law, any unpaid amount of interest) will bear interest at the Default Rate until paid. For purposes of this Note, the "Default Rate" will be a rate per annum equal to the sum of the LIBOR Rate in effect from time to time plus 4.0%. Maker will also pay to Holder, in addition to the amount due, all reasonable costs and expenses incurred by Holder in collecting or enforcing, or attempting to collect or enforce this Note, including without limitation court costs and reasonable attorneys' fees and expenses (including reasonable attorneys' fees and expenses on any appeal by either Maker or Holder and in any bankruptcy proceeding).

                 With respect to the amounts due pursuant to this Note, Maker waives the following:

                 (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof;

                 (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, suit against any party, diligence in collection of this Note, and all other requirements necessary to enforce this Note; and

                 (3) Any further receipt by or acknowledgment of any collateral now or hereafter deposited as security for the indebtedness evidenced by this Note.

                 In no event will any amount deemed to constitute interest due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest permitted by applicable law (the "Maximum Amount"), and in the event such payment is inadvertently paid by Maker or inadvertently received by Holder, then such sum will be credited as a payment of principal or other amounts (other than interest) outstanding hereunder, and if in excess of the outstanding amount of principal or other amounts outstanding hereunder, will be immediately returned to Maker upon such determination. It is the express intent hereof that Maker not pay and Holder not receive, directly or indirectly, interest in excess of the Maximum Amount.

                 Holder will not by any act, delay, omission, or otherwise be deemed to have modified, amended, waived, extended, discharged, or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge, or





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termination of any kind will be valid unless in writing and signed by Holder.
All rights and remedies of Holder under the terms of this Note and applicable statutes or rules of law will be cumulative, and may be exercised successively or concurrently. Maker agrees that there are no defenses, equities, or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived, and forever discharged. The obligations of Maker hereunder will be binding upon and enforceable against Maker and its successors and assigns.

                 Wherever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                 Holder may, at its option, release to Maker any collateral given to secure the indebtedness evidenced hereby, and no such release will impair the obligations of Maker to Holder.

                 This Note was negotiated in New York, and made by Holder and accepted by Maker in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including without limitation matters of construction, validity, and performance, this Note and the obligations arising hereunder will be governed by, and construed in accordance with, the internal laws of the State of New York and any applicable law of the United States of America. To the fullest extent permitted by law, Maker hereby unconditionally and irrevocably waives any claim to assert that the laws of any other jurisdiction governs this Note, and this Note will be governed by and construed in accordance with the laws of the State of New York pursuant to Section
5-1401 of the New York General Obligations Law.

                 Any legal suit, action, or proceeding against Holder or Maker arising out of or relating to this Note will be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action, or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. Maker does hereby designate and appoint Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022,
Attention: Robert A. Profusek, Esq., as its authorized agent to accept and acknowledge on its behalf service of any





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and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such agent in accordance with the terms hereof) with a copy to Maker at the following address: 7 West Seventh Street, Cincinnati, OH 45202, Attention: Mr. Ronald W. Tysoe, will be deemed in every respect effective service of process upon Maker in any such suit, action, or proceeding in the State of New York. Maker (i) will give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office will be designated as the address for service of process), and (iii) will promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

                 MAKER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING WITHOUT LIMITATION ANY TORT ACTION, BROUGHT WITH RESPECT TO THIS NOTE. HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF MAKER'S KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKER AND HOLDER WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                 Maker may not assign or delegate this Note or any of its rights or obligations hereunder without the prior consent of Holder (which consent may be given or withheld in the sole discretion of Holder). Holder may assign or delegate this Note or any of its rights or obligations hereunder to an assignee that is a financial or investment institution that has assets of at least $150 million without prior consent of or notice to Maker or Parent.

                 This Note is secured by, and entitled to the benefits of, a Pledge and Security Agreement between Maker and Holder dated concurrently herewith. Parent has guaranteed all of the obligations of Maker under this Note and the other Transaction Documents (as defined in the Intercreditor Agreement) under a Guarantee Agreement between Parent and Holder dated concurrently herewith. Parent, Maker and Holder have entered into an Intercreditor Agreement dated concurrently herewith and this Note is entitled to the benefits thereof.





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                 IN WITNESS WHEREOF, Maker has caused this Note to be duly
executed on its behalf as of the day and year first above written.



                                               FEDERATED NOTEHOLDING CORPORATION



                                        By:    /s/ Ronald W. Tysoe
                                               --------------------------------

                                        Name:  Ronald W. Tysoe
                                               --------------------------------

                                        Title: President
                                               --------------------------------


10kexhib.10205.doc





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